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                                November 4, 1997



Board of Directors.
Software AG Systems, Inc.
11190 Sunrise Valley Drive
Reston, VA  20191

Ladies and Gentlemen:

          We are acting as counsel to Software AG Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), of a registration statement on Form S-1 (the "Registration Statement") relating to the proposed public offering by the Company of 4,600,000 shares (5,177,500 shares if the Underwriter's over-allotment option is fully exercised) (the "Primary Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and 3,100,000 shares (3,677,500 shares if the Underwriter's over-allotment option is fully exercised) (the "Secondary Shares") of Common Stock to be offered by certain stockholders of the Company as set forth in the Registration Statement (the "Selling Stockholders"). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion, we have examined such corporate records of the Company, including executed copies of the Registration Statement and Amendment No. 1 and Amendment No. 2 thereto, the Company's Second Amended and Restated Certificate of Incorporation, the Company's Second Amended and Restated Bylaws, resolutions of the Company's Board of Directors (including resolutions relating to the issuance and sale of the Primary Shares and arrangements in connection therewith and resolutions relating to the original issuance of the Secondary Shares) and the proposed form of underwriting agreement by and among the Company, the Selling Stockholders, Donaldson, Lufkin & Jenrette
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Software AG Systems, Inc.
November 4, 1997
Page 2

Securities Corporation and BancAmerica Robertson Stephens filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement"), and such other documents as we deem necessary for rendering the opinion hereafter expressed.

          In our examination of the aforesaid documents, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of statements of fact on which we are relying and have made no independent investigations thereof. This opinion is given, and all statements herein are made, in the context of the foregoing.

          This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a) Following (i) final action of the Special Securities Committee of the Board of Directors of the Company approving the price of the Primary Shares and (ii) the issuance and sale of the Primary Shares pursuant to the terms of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware; and

          (b) The Secondary Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the
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Software AG Systems, Inc.
November 4, 1997
Page 3

reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the 1933 Act.

                                            Sincerely yours,

                                            /s/ Arnold & Porter

                                            Arnold & Porter